Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference of our report dated February 19, 2014, with respect to the consolidated financial statements of Chevron Phillips Chemical Company LLC included in this Annual Report (Form 10-K) of Phillips 66 for the year ended December 31, 2013, in the following Registration Statements.

Phillips 66	Form S-3	File No. 333-181079

Phillips 66	Form S-8	File No. 333-181080

Phillips 66	Form S-3	File No. 333-184765

Phillips 66	Form S-8	File No. 333-188564

/s/ Ernst & Young LLP
Houston, Texas
February 19, 2014